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                                                                    Exhibit 16.1

(ACI LOGO)                     ARMANDO C. IBARRA
                          CERTIFIED PUBLIC ACCOUNTANT
                          A PROFESSIONAL CORPORATION


Armando C. Ibarra, C.P.A.                   Members of the California Society of
Armando Ibarra, Jr., C.P.A.                         Certified Public Accountants


November 13, 2002


Securities and Exchange Commission
Washington, DC 20549


Gentlemen:

We have read Item 4 of the Form 8-K dated October 31, 2002 of Diversified Thermal Solutions, Inc., and are in agreement with the statements contained therein. During the Registrant's two (2) most recent fiscal years and in any subsequent interim period preceding the date of our dismissal as the Registrant's certifying accountants, there were no disagreements between our firm and the Registrant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. No report on the financial statements of the Registrant for the past two (2) years prepared by our firm contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.




Sincerely,


/s/ Armando C. Ibarra
-----------------------------
Armando C. Ibarra, CPA - APC.








                296 "H" Street, 2nd Floor, Chula Vista, CA 91910
Tel: (619) 422-1318                                          Fax: (619) 422-1465